VOYAGEUR MUTUAL FUNDS II

Registration No. 811-04989
FORM N-SAR
Semi-Annual Period Ended February 28, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Mutual Funds II (the "Trust"), on behalf of
Delaware Tax-Free Colorado Fund (the "Fund"), the shareholders of the Fund voted to (i) elect a
Board of Trustees for the Trust at a meeting held on November 12, 2009 and reconvened to
March 16, 2010; and (ii) to approve a new investment advisory agreement for the Fund at a meeting held on November 12, 2009.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S.
Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In
addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 14,479,703.149
PERCENTAGE OF OUTSTANDING SHARES 63.926%
PERCENTAGE OF SHARES VOTED 97.135%
SHARES WITH AUTHORITY WITHHELD 427,065.079
PERCENTAGE OF OUTSTANDING SHARES 1.885%
PERCENTAGE OF SHARES VOTED 2.865%

Patrick P. Coyne

SHARES VOTED FOR 14,469,317.651
PERCENTAGE OF OUTSTANDING SHARES 63.880%
PERCENTAGE OF SHARES VOTED 97.065%
SHARES WITH AUTHORITY WITHHELD 437,450.577
PERCENTAGE OF OUTSTANDING SHARES 1.931%
PERCENTAGE OF SHARES VOTED 2.935%

John A. Fry

SHARES VOTED FOR 14,488,749.660
PERCENTAGE OF OUTSTANDING SHARES 63.966%
PERCENTAGE OF SHARES VOTED 97.196%
SHARES WITH AUTHORITY WITHHELD 418,018.568
PERCENTAGE OF OUTSTANDING SHARES 1.845%
PERCENTAGE OF SHARES VOTED 2.804%

Anthony D. Knerr

SHARES VOTED FOR 14,482,486.274
PERCENTAGE OF OUTSTANDING SHARES 63.938%
PERCENTAGE OF SHARES VOTED 97.154%
SHARES WITH AUTHORITY WITHHELD 424,281.954
PERCENTAGE OF OUTSTANDING SHARES 1.873%
PERCENTAGE OF SHARES VOTED 2.846%

Lucinda S. Landreth

SHARES VOTED FOR 14,488,816.962
PERCENTAGE OF OUTSTANDING SHARES 63.966%
PERCENTAGE OF SHARES VOTED 97.196%
SHARES WITH AUTHORITY WITHHELD 417,951.266
PERCENTAGE OF OUTSTANDING SHARES 1.845%
PERCENTAGE OF SHARES VOTED 2.804%

Ann R. Leven

SHARES VOTED FOR 14,478,371.695
PERCENTAGE OF OUTSTANDING SHARES 63.920%
PERCENTAGE OF SHARES VOTED 97.126%
SHARES WITH AUTHORITY WITHHELD 428,396.533
PERCENTAGE OF OUTSTANDING SHARES 1.891%
PERCENTAGE OF SHARES VOTED 2.874%

Thomas F. Madison

SHARES VOTED FOR 14,378,358.428
PERCENTAGE OF OUTSTANDING SHARES 63.478%
PERCENTAGE OF SHARES VOTED 96.455%
SHARES WITH AUTHORITY WITHHELD 528,409.800
PERCENTAGE OF OUTSTANDING SHARES 2.333%
PERCENTAGE OF SHARES VOTED 3.545%

Janet L. Yeomans

SHARES VOTED FOR 14,486,139.464
PERCENTAGE OF OUTSTANDING SHARES 63.954%
PERCENTAGE OF SHARES VOTED 97.178%
SHARES WITH AUTHORITY WITHHELD 420,628.764
PERCENTAGE OF OUTSTANDING SHARES 1.857%
PERCENTAGE OF SHARES VOTED 2.822%

J. Richard Zecher

SHARES VOTED FOR 14,486,180.936
PERCENTAGE OF OUTSTANDING SHARES 63.954%
PERCENTAGE OF SHARES VOTED 97.179%
SHARES WITH AUTHORITY WITHHELD 420,587.292
PERCENTAGE OF OUTSTANDING SHARES 1.857%
PERCENTAGE OF SHARES VOTED 2.821%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Tax-Free Colorado Fund

SHARES VOTED FOR 10,641,098.445
PERCENTAGE OF OUTSTANDING SHARES 46.979%
PERCENTAGE OF SHARES VOTED 70.809%
SHARES VOTED AGAINST 394,714.534
PERCENTAGE OF OUTSTANDING SHARES 1.742%
PERCENTAGE OF SHARES VOTED 2.627%
SHARES ABSTAINED 468,241.663
PERCENTAGE OF OUTSTANDING SHARES 2.068%
PERCENTAGE OF SHARES VOTED 3.115%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Fund and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc.
is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77Q.1:  Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of
Voyageur Mutual Funds II dated August 18, 2009, attached as Exhibit.